UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 30, 2010

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2095 Premiere Parkway NW, Suite 300
Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Form 10-Q filed by Asbury Automotive Group, Inc. (the “Company”) with the Securities and Exchange Commission on April 30, 2010 (the “Form 10-Q”), Philip R. Johnson, the Company’s former Vice President, Human Resources, announced his retirement from the Company in a press release issued on April 28, 2010. In that same press release, the Company announced the hiring of Joseph G. Parham as Mr. Johnson’s successor. A copy of such press release was filed with the Form 10-Q as Exhibit 99.1. Mr. Johnson agreed to continue working with the Company on a part-time basis to aid in the transition of his duties to Mr. Parham, and on June 30, 2010, the Company entered into an Employment Agreement with Mr. Johnson (the “Agreement”) to extend this transition period. The terms of the Agreement supersede and replace the terms of the Severance Pay Agreement between the Company and Mr. Johnson, effective as of April 29, 2009.

The material terms of the Agreement are as follows:

•	The Agreement commences on July 1, 2010 and ends on March 31, 2011 (the “Term”).

•	During the Term, Mr. Johnson’s base salary will be $133,395.

•

Mr. Johnson shall receive a retention bonus of $200,000 at the end of the Term, provided that he is still an employee of the Company; Mr. Johnson shall not be eligible to receive any additional annual cash bonus from the Company.

•

Mr. Johnson is required to work a minimum of 30 hours per week providing such services and duties for the Company as are customarily performed by an employee in his position at a business such as the Company’s business, and working on projects as set forth in the Agreement and as the Company may request from time to time.

•

During the Term, Mr. Johnson shall not be eligible to receive equity grants or other awards granted under the Company’s long term equity incentive plan, and any existing awards granted to him under such incentive plan shall vest in accordance with the terms of the applicable award agreement.

•

Upon a termination of this Agreement due to Mr. Johnson’s death or Disability (as such term is defined in the Agreement), Mr. Johnson (or his estate) shall be entitled to receive (i) the remaining salary payments through the end of the Term, and (ii) the Retention Bonus, payable in a single cash lump sum within ten days following the termination date.

•	The Agreement contains noncompete, nonsolicitation and nondisclosure provisions.

The information set forth above is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Asbury Automotive Group, Inc. and Philip R. Johnson, dated as of June 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: June 30, 2010	By:	/s/ Charles R. Oglesby
Charles R. Oglesby
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Asbury Automotive Group, Inc. and Philip R. Johnson, dated as of June 30, 2010